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                                                                    Exhibit 10.3


                          SECURITIES PURCHASE AGREEMENT



      SECURITIES PURCHASE AGREEMENT (this "Agreement") dated as of the sixth day of May, 2002 between Student Advantage, Inc., a Delaware corporation (the "Company"), and Richard Bianchina, Jr., an accredited investor residing at 10 Belvedere Court, Burlingame, CA 94010 (the "Purchaser").

      In consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt of which are hereby acknowledged, the parties hereby agree as follows:

1. Purchase and Sale of the Shares.

      (a) The Company agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company 33,336 shares (collectively, the "Shares") of Common Stock, $.01 par value per share ("Common Stock"), of the Company for an aggregate purchase price of $25,002.00 (the "Purchase Price").

      (b) At the closing of the transactions contemplated hereby (the "Closing"), which shall be held on the date hereof, the following events shall occur:

            (i) each of the Company and Purchaser shall execute and deliver to the other party the Registration Rights Agreement in the form attached hereto as Exhibit A (the "Registration Rights Agreement"); and

            (ii) the Purchaser shall pay the Company the full amount of the Purchase Price by wire transfer or other form of payment of immediately good funds acceptable to the Company; and

            (iii) the Company shall issue and deliver to the Purchaser as soon as is practicable after the Closing an original stock certificate representing the Shares.

      (c) At any time prior to November 1, 2002 (but not more than once), the Purchaser may elect to purchase (i) an additional 4,167 shares of Common Stock at a purchase price of $0.75 per share and (ii) an additional 4,167 shares of Common Stock at a purchase price of $1.00 per share. The Purchaser shall exercise such right by delivery of written notice to the Company no less than five business days prior to the date of closing of such purchase. Except as specifically provided in the first sentence of this subsection 1(c), the terms and conditions of such purchase shall be the same as the terms and conditions of this agreement.

2. Representations and Warranties of the Company. The Company represents and warrants as follows:

      (a) Organization and Good Standing. The Company has been duly incorporated and organized, and is validly existing in good standing, under the laws of the State of Delaware. The Company has the corporate power and authority to enter into and perform this Agreement and the Registration Rights Agreement (collectively, the "Agreements"), to own and operate its
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properties and assets and to carry on its business as currently conducted and as presently proposed to be conducted.

      (b) AUTHORIZATION AND BINDING NATURE. The execution, delivery and performance by the Company of the Agreements and the issuance and delivery of the Shares has been duly authorized by all requisite corporate action on the part of the Company and the Agreements constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

      (c) NON-CONTRAVENTION. The execution, delivery and performance by the Company of the Agreements will not, with or without the giving of notice or the passage of time or both, (i) violate the provisions of the certificate of incorporation or bylaws of the Company, (ii) violate any judgment, decree, order or award of any court, governmental body or arbitrator applicable to the Company, or (iii) conflict with or violate any material agreement to which the Company is a party or by which it is bound.

      (d) GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in order to enable the Company to execute, deliver and perform its obligations under the Agreements except for such qualifications or filings under applicable securities laws as may be required in connection with the transactions contemplated by this Agreement. All such qualifications and filings will, in the case of qualifications, be effective on the Closing and will, in the case of filings, be made within the time prescribed by law.

      (e) CAPITALIZATION. The authorized capital stock of the Company consists of (i) 150,000,000 shares of Common Stock, of which, as of April 29, 2002, 47,645,560 shares are issued and outstanding, and (ii) 5,000,000 shares of Preferred Stock, $.01 par value per share, of which no shares are issued or outstanding. As of April 29, 2002, there were 11,011,276 shares of Common Stock reserved for issuance upon the exercise or conversion of outstanding options, warrants and convertible securities of the Company. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. When issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, the Shares will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer other than restrictions under this Agreement, the Registration Rights Agreement and applicable state and federal securities laws.

     (f) SEC REPORTS. The Company has previously furnished or made available to the Purchaser complete and accurate copies, as amended or supplemented, of its
(i) Annual Report on Form 10-K for the fiscal year ended December 31, 2001, as filed with the Securities and Exchange Commission (the "SEC"), and (ii) all other reports filed by the Company under Section 13 or subsections (a) and (c) of Section 14 of the Securities Exchange Act of 1934 (as amended the "Exchange Act") with the SEC since December 31, 2001 (such reports are collectively referred to herein as the "Reports"). The Reports constitute all of the documents required to be filed by the Company under Section 13 or subsections
(a) and (c) of Section 14 of the Exchange Act with the SEC from April 1, 2002 through the date of this Agreement. The Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations


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thereunder when filed. As of their respective dates, the Company Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of the Company included in the Company Reports (i) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto when filed, (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act), (iii) fairly present the consolidated financial condition, results of operations and cash flows of the Company as of the respective dates thereof and for the periods referred to therein, and (iv) are consistent with the books and records of the Company.


       (g) NASDAQ Compliance. Except for notification specifying that the Company is not in compliance with Marketplace Rule 4450(a)(5), the Company has not received any written notice from the NASD regarding non-compliance with the continued listing requirements for the Nasdaq National Market.



       (h) ABSENCE OF MATERIAL ADVERSE CHANGE. Except as disclosed in the Reports and except for the transactions comtemplated by Section 4 hereof, since April 1, 2002 the Company has not incurred a material adverse change in its financial condition or results of operation.


3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser represents and warrants as follows:

      (a) INVESTMENT. The Purchaser is acquiring the Shares for its own account for investment, not for resale to any other person and not with a view to or in connection with any resale or distribution. The Purchaser understands that, except as provided in the Registration Rights Agreement, the Shares have not been registered under the securities laws of the United States or any other jurisdiction and cannot be transferred or resold except as permitted pursuant to a valid registration statement or an applicable exemption from registration. The Purchaser acknowledges that the Company has not made any representations with respect to registration of the Shares under applicable securities laws, that there can be no assurance that there will be any market for the Common Stock in the foreseeable future and that, as a result, the Purchaser must be prepared to bear the economic risk of its investment for an indefinite period of time. The Purchaser understands that the certificate representing the Shares shall bear a legend substantially in the following form:

            "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of unless and until such securities are registered under such Act or an opinion of counsel satisfactory to the issuer is obtained to the effect that such registration is not required."

      The foregoing legend shall be removed and the Company shall issue a certificate without such legend to the holder of any of the Shares upon which it is stamped, if, unless otherwise required by state securities laws, (i) the sale of such Shares is registered under the Securities Act


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of 1933, as amended (the "Securities Act"), or (ii) the Shares become eligible for resale pursuant to Rule 144 of the Securities Act.

      (b) Authorization and Binding Nature. The execution, delivery and performance by the Purchaser of this Agreement has been duly authorized by all requisite corporate action on the part of the Purchaser and this Agreement constitutes the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

      (c) Non-Contravention. The execution, delivery and performance by the Purchaser of this Agreement will not, with or without the giving of notice or the passage of time or both, (i) violate the provisions of the charter documents of the Purchaser, (ii) violate any judgment, decree, order or award of any court, governmental body or arbitrator applicable to the Purchaser, or (iii) conflict with or violate any material agreement to which the Purchaser is a party or by which it is bound.

      (d) Access to Information. The Purchaser has substantial knowledge and experience in making investment decisions of this type and is capable of evaluating the merits and risks of its investment in the Company. The Company has made available to the Purchaser all documents and other information necessary for the Purchaser to evaluate the merits and risks of its investment in the Company. The Company has made available to the Purchaser all documents requested and has provided answers to all of its questions relating to an investment in the Company. In evaluating the suitability of an investment in the Company, the Purchaser has not relied upon any representations (whether oral or written) other than as set forth herein. The Purchaser has had an opportunity to discuss this investment with representatives of the Company and to ask questions of them. The Purchaser understands that an investment in the Company involves significant risks. The Purchaser is an "accredited investor," as defined in Rule 501 under the Securities Act.

4. COVENANT OF THE COMPANY. Not later than two business days after the date of the Closing, the Company will have entered into an agreement providing for the sale of its events and promotions business.

5. Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered personally or sent by telecopy or via a reputable express courier, with charges prepaid, to the address set forth below or to such other address of which the parties may have given notice. Unless otherwise specified herein, such notices or other communications shall be deemed received one business day after personal delivery or delivery by telecopy, or three business days after being sent, if sent by reputable express courier.

                        If to the Company:

                        Student Advantage, Inc.
                        280 Summer Street
                        Boston, MA 02210
                        Attention: CEO

                        with a copy to:

                        Student Advantage, Inc.
                        280 Summer Street
                        Boston, MA  02210
                        Attention:  General Counsel

                        with a copy to:

                        Mark G. Borden, Esq.
                        Hale and Dorr LLP
                        60 State Street
                        Boston, MA 02109


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                        If to the Purchaser:

                        Richard Bianchina, Jr.
                        10 Belvedere Court
                        Burlingame, CA 94010


6. Successors and Assigns. No party may assign its rights or obligations hereunder without the prior written consent of the other party. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Any assignment in contravention of this provision shall be void.

7. Survival of Warranties. The representations, warranties and covenants of the Company and the Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Purchaser, its counsel or the Company, as the case may be.

8. Entire Agreement. This Agreement, including the exhibits attached hereto, represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior oral and written and all contemporaneous oral negotiations, commitments and understandings between such parties. The parties may amend or modify this Agreement, in such manner as may be agreed upon, only by a written instrument executed by the parties hereto.

9. Expenses. Each party shall pay its own expenses in connection with this Agreement and the transactions contemplated hereby.

10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware in the United States, without reference to conflict of laws principles, and the parties hereby consent to the jurisdiction of the courts of the State of Delaware.

11. Section Headings. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.

12. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.


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      IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of and on the date first above written.

                            STUDENT ADVANTAGE, INC.

                            By:  Raymond V. Sozzi, Jr.

                            Title:  President and Chief Executive Officer


                            RICHARD BIANCHINA, JR.

                            By: /s/ Richard Bianchina, Jr.

                            Title:  Principal


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